PURCHASE AGREEMENT

1.   HOSKINS LUMBER COMPANY, an Illinois Corporation of 107 East
Myrtle Street, Elizabeth, Illinois 61028, hereinafter referred to as "SELLER".

2. GALENA STATE BANK & TRUST CO., as Trustee under Trust Agreement dated July 16, 1976, known as Trust No. 167 whose address is 216 S. Commerce St., Galena, IL 61036, hereinafter referred to as "BUYER", offers to purchase the following described real estate situated in the City of Galena, Jo Daviess County, Illinois, legally described as Lot 1 of the Plat of Subdivision of Galena State Bank Commercial Center, a subdivision located in the Southwest Quarter of Section 13, Township 28 North, Range 1 West of the Fourth Principal Meridian, West Galena Township, in the City of Galena, West side of Galena River, Jo Daviess County, Illinois, subject to easements, right of ways and building setback lines all as shown on the plat thereof recorded in the Jo Daviess County, Illinois Recorder's Office as Document No. 240146 in Planhold D of Plats, at No. 431, together with improvements located thereon, at the time said improvements have reached the amount of $515,000.00.

3. And to pay you for the premises the sum of $715,OOO.OO; said sum to be paid in cash at the time of closing, coincident with the delivery of Deed.

4. The time of closing shall be on or before June 21, 1996, or as the parties agree, and all documents relative to the transaction shall be signed and delivered.

5.   Seller warrants as of closing:

     a)   Sewer/water is/will be available at the lot line.

     b)   The premises are presently zoned general business.

6. Seller warrants that natural gas and electric service is available to the lot lines subject to normal connection charges only. Seller further warrants that NO supplemental pumping or gravity assist equipment is needed to utilize sewer service to each lot.

7. Buyer shall be responsible for payment of all real estate taxes for the year 1995 and thereafter.

8. Conveyance of the property shall be by Corporate Deed or such other appropriate deed as may be required by this Contract. Said conveyance shall be subject only to the following: All taxes and special assessments levied or confirmed after the date of closing; building and building line, use and occupancy restrictions, conditions and covenants of record, provided the same are not violated by the existing improvements or the present use thereof and do not contain a reverter or right of re-entry; zoning laws and ordinances of which there are no violations; easements for the use of public utilities, if any, roads and highways, drainage ditches, feeders and laterals, if any, existing leases and tenancies and any mortgage or agreement for deed to be assumed pursuant to this Contract.

9. Seller shall, at Seller's expense, before closing, furnish a current title insurance commitment in the amount of the purchase price, and a final policy thereafter or mutually acceptable evidence of title. Liens or encumbrances with a total balance due of an amount not more than the balance due at the time of closing under this Contract shall not constitute material defects if said liens or encumbrances are paid and released at the time of closing.

10. If Seller cannot deliver merchantable title to Buyer at closing, subject only to the permitted exceptions, this Contract, at Buyer's option shall be void and earnest money shall be returned to Buyer or Buyer may elect to close and deduct from the purchase price a definite and ascertainable amount required to satisfy and release any non-permitted exceptions, and in such case, Seller shall convey the premises to Buyer.

11. Should the Buyer fail to perform this contract at the time and in the manner herein specified, the earnest money shall, at the option of the Seller, be forfeited by Buyer as liquidated damages, and this Contract shall become null and void, and the Seller shall then have right to possession of the premises. Time is of the essence of this Contract, and of all of the terms and conditions hereof. In the event the Seller does not elect to accept forfeiture of the earnest money, Seller shall be entitled to exercise all other remedies available to Seller under Illinois law.

12. In the event of legal action to construe or enforce the provisions of this Contract, the prevailing party shall be entitled to collect his reasonable attorney's fees court costs and related expenses from the losing party and the court having jurisdiction of the dispute shall be authorized to determine the amount of such fees, costs and expenses and enter judgment therefor.

13. Should Buyer fail to perform this contract promptly on his part at the time and in the manner specified, and Seller exercises the options of forfeiture contained hereinabove, the total earnest money deposit shall be retained by the Seller as liquidated damages.

14.  Seller shall not be required to furnish a survey.

17. Neither Seller nor any authorized agent or representative of Seller has received, prior to the date of seller's execution of this Contract, any notice from any governmental body describing or relating to any alleged violation at the premises of any applicable zoning, building, dwelling, fire, electrical, health and safety, environmental protection or similar laws, statutes, ordinances, codes, rules or regulations which are uncured or uncorrected as of the date of Seller's execution of this Contract.

18.  Parties agree to comply with the provisions of the Real
Estate Settlement Procedures Act of 1974 (RESPA).

19. Each party agrees to provide the information necessary to complete the portions of the Illinois Department of Revenue Real Estate Transfer Declaration that are applicable to him, and to execute such declaration pursuant to the Real Estate Transfer Act, 35 ILCS 305/3.

20.  This Contract will be assigned to Attorneys' Title Guaranty
Fund,Inc. as Qualified Intermediary pursuant to an Exchange
Agreement.

21.  THIS DOCUMENT REPRESENTS THE ENTIRETY OF THE AGREEMENT
BETWEEN THE PARTIES AND SHALL BE BINDING UPON THE PARTIES, THEIR
HEIRS, SUCCESSORS AND ASSIGNS.

Dated this 17th day of May, 1996.

SELLER                        BUYER
HOSKINS/INS LUMBER COMPANY    GALENA STATE BANK & TRUST CO.

BY:  /s/ Vincent E. Toepfer   BY:  /s/ Jerry L. Murdock
     /s/ Cheryl A. Toepfer         /s/ Lois Jean Wienen

STATE OF ILLINOIS   )
                    )    ss:
COUNTY OF JO DAVIESS)

I, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Jerry L. Murdock, President of Galena State Bank & Trust Company and Lois Jean Wienen, Senior Vice President of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act of said respective officers for the uses and purposes therein set forth.

Given under my hand and notarial seal this 17th day of May, A.D.
1996.

                                   /s/ Ann Silaggi
                                   Notary Public

STATE OF ILLINOIS   )
                    )    ss:
COUNTY OF JO DAVIESS)

I, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Vincent E. Toepfer, President of Hoskins Lumber Company and Cheryl A. Toepfer, Secretary of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act of said respective officers for the uses and purposes therein set forth. Given under my hand and notarial seal this ,17th day of May, A.D. 1996.

                                   /s/ Jeanette B. Podnar
                                   Notary Public

               RIDER TO REAL ESTATE SALES CONTRACT

      In connection with any tax-free exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, involving the Premises and other property owned or to he acquired by [Purchaser/Seller] (the "Exchangor"), Exchangor may, without the consent of [Seller/Purchaser](the "Other Party"), assign this Agreement and Exchangor's rights hereunder to any Qualified Intermediary ("Intermediary") participating with Exchangor in such exchange [as contemplated by Treasury Regulation Section 1.1031(k)-1 (g)(4) and related regulations]. In the event of any such assignment to an Intermediary: (i) Exchangor shall give written notice of the assignment and the identity of the Intermediary to the Other Party at least ten (10) days prior to the date of dosing; (ii) except to the extent of any liabilities expressly assumed by the Intermediary in writing in connection with such assignment, the Intermediary shall have no personal liability to the Other Party or any other person or entity under this Agreement, or under any other document or instrument at any time executed by Exchangor or the Intermediary in connection with or pursuant to, this Agreement (each such document or instrument being referred to herein as a "Related Document"), and neither the Other Party nor any other person or entity shall have any recourse against the Intermediary or any of its assets on account of any breach or default hereunder or under any Related Document;
(iii) the Intermediary shall have all of the rights and remedies of Exchangor provided for herein or in any Related Documents;
(iv) there shall be no diminution of the Other Party's rights or remedies, and no increase of the Other Party's liabilities or obligations, hereunder or under any Related Document on account of such assignment; (v) notwithstanding anything to the contrary contained herein, Exchangor shall continue to be liable to the Other Party for all obligations imposed upon Exchangor under this Agreement and under any Related Document executed by Exchangor.